AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                            PACIFIC INTERMEDIA, INC.
                                       AND
                        RAPTOR NETWORKS TECHNOLOGY, INC.


       THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is dated October 15, 2003 by and between PACIFIC INTERMEDIA, INC. ("PFII") and RAPTOR NETWORKS TECHNOLOGY, INC. ("RAPTOR"), parties to the original Agreement and Plan of Merger dated August 23, 2003 (the "Agreement"). This Amendment modifies the terms and provisions of the original Agreement and Plan of Merger dated August 23, 2003 as follows:

                               AMENDMENT RECITALS
                               ------------------

       This Amendment to the original Agreement modifies the original Agreement to revise the transaction contemplated by and between the parties to be an acquisition of RAPTOR by PFII as a wholly-owned subsidiary of PFII in lieu of the merger contemplated in the original Agreement. Accordingly, the specified terms and provisions of the original Agreement are modified by this Amendment as follows:

SECTION 1.1   NAME OF  SURVIVING  CORPORATION;  ARTICLES  OF  INCORPORATION  AND
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              BY-LAWS; BOARD OF DIRECTORS; OFFICERS shall read as follows:
              -------------------------------------

      1.1     Name of Surviving  Corporation.  Pacific  Intermedia,  Inc.  shall
              ------------------------------
              continue as a Colorado corporation following completion of the acquisition of 100% of the issued and outstanding capital stock of Raptor Networks Technology, Inc. which is contemplated hereby. Following completion of that acquisition, the parties intend to subsequently replace the PFII Board of Directors and officers with the Board of Directors of RAPTOR and to subsequently seek PFII shareholder approval for change of the name of PFII, the acquiring corporation, to: "Raptor Networks Technology, Inc.".

       1.2    Articles of Incorporation and By-Laws. Following completion of the
              -------------------------------------
              acquisition transaction contemplated herein, the parties intend to seek PFII shareholder approval to replace the Articles of Incorporation and By-Laws of PFII with the then-current Articles of Incorporation and By-Laws of RAPTOR. Throughout the original Agreement, the term, "Surviving Corporation" shall be synonymous with Pacific Intermedia, Inc., a Colorado corporation.

Sections 1.3 and 1.4 of the original Agreement are DELETED as inapplicable to the acquisition transaction contemplated by this Amendment.

SECTION 2.    STATUS AND CONVERSION OF SECURITIES  shall reflect the exchange of
              -----------------------------------
              stock contemplated in the original Agreement consistent with the modified transaction set out in this Amendment. That is, acquisition by PFII of 100% of the capital stock of RAPTOR rather than the merger contemplated in the original Agreement. The term "Disappearing Corporation" shall refer to Raptor Networks
              Technology, Inc. and shall be modified instead to the term "subsidiary" in all cases.



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






    2.1(c)    Surrender and Exchange of Raptor Common Stock and/or Raptor Series
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              C Stock shall be modified to specify the exchange agent to be Gary
              -------
              Smith,  Esq.  ("Exchange  Agent") at 65  Enterprise,  Aliso Viejo,
              California. All other terms and provision of Section 2.1(c) shall remain unchanged.

SECTION 3.    STOCKHOLDER  APPROVALS;   BOARD  OF  DIRECTORS'   RECOMMENDATIONS;
              ------------------------------------------------------------------
              FILING;  EFFECTIVE  TIME.  Throughout  Section 3. of the  original
              ------------------------
              Agreement, the term "Merger" shall be replaced with the term "Acquisition".

SECTION 4.    CERTAIN  EFFECTS OF THE MERGER is DELETED as not applicable to the
              ------------------------------
              acquisition contemplated by this Amendment as opposed to the Merger contemplated by the original Agreement.

SECTION 6.    REPRESENTATIONS AND WARRANTIES shall be amended as follows:
              ------------------------------

    6.2(g)    Retirement   Plans.   Is  modified  to  reflect  the   Acquisition
              ------------------
              contemplated by this Amendment rather than a merger contemplated by the original Agreement.

SECTION 8.    ADDITIONAL TERMS OF ABANDONMENT shall be amended as follows:
              -------------------------------

    8.2(b)    Optional Abandonment shall read as follows:
              --------------------

              (2) At the option of any of the respective Boards of Directors of the parties, if the effective time shall not have occurred on or before November 30, 2003.

       All other terms and provisions of the original Agreement shall remain in full force and effect, consistent with the acquisition by PFII of RAPTOR as a wholly-owned subsidiary of the PFII, rather than the merger contemplated in the original Agreement.

       IN WITNESS WHEREOF, this Amendment has been approved by Resolutions duly adopted by the Board of Directors of each of the parties and has been signed by their respective, duly authorized officers and each of the parties has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary, all as of October 15, 2003.

PACIFIC INTERMEDIA, INC.                             October 17, 2003


/s/ Tina M. Bogani
-----------------------------------------
Tina M. Bogani,
President and Chief Executive Officer


RAPTOR NETWORKS TECHNOLOGY, INC.


/s/ Lyle Pearson                                     October 17, 2003
-----------------------------------------
Lyle Pearson,
President and Chief Executive Officer



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